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EXHIBIT 99.5

FORM OF LETTER TO CUSTOMERS

Offer to Exchange

2004 Senior Convertible Securities due 2023
(CUSIP No. 071707AM5)
and an Exchange Fee
for all outstanding
Floating Rate Convertible Senior Notes due 2023
(CUSIP Nos. 071707AJ2 and 071707AK9)

which will be registered under
the Securities Act of 1933, as amended,
prior to closing

of

Bausch & Lomb Incorporated

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, DECEMBER 14, 2004, UNLESS EARLIER TERMINATED OR EXTENDED (THE "EXPIRATION DATE").

To Our Customers:

        Enclosed for your consideration is a preliminary prospectus, dated November 15, 2004 (together with any subsequent preliminary or final prospectus, the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer of Bausch & Lomb Incorporated (the "Company") to exchange its outstanding Floating Rate Convertible Senior Notes due 2023 (the "Old Notes") for 2004 Senior Convertible Securities due 2023 (the "New Securities") and an Exchange Fee, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal (the "Exchange Offer"). Capitalized terms not defined herein are defined in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be promptly forwarded to us in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 14, 2004, unless earlier terminated or extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

  •
  The Exchange Offer is for any and all Old Notes.

  •
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions for Completion of the Exchange Offer."

  •
  Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

  •
  The Exchange Offer expires at 5:00 p.m., New York City time, on December 14, 2004, unless earlier terminated or extended.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Bausch & Lomb Incorporated with respect to its Old Notes.

        This will instruct you to tender the Old Notes indicated below (or, if no number is indicated below, all Old Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Old Notes held by you for my account in the principal amounts as indicated below:

        Floating Rate Convertible Senior Notes due 2023

        CUSIP No. 071707AJ2

        Tender $                         (principal amount)*

        CUSIP No. 071707AK9

        Tender $                         (principal amount)*

        ☐ Please do not tender any Old Notes held by you for any account.

        Dated:                         , 2004

Signature(s):
Print name(s) here:
(Print Address(es)):
(Area Code and Telephone Number(s)):
(Tax Identification or Social Security Number(s)):
*
Must be in denominations of $1,000 or any integral multiple thereof.

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Old Notes held by us for your account.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER